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EXHIBIT 99(b)


                               HECHINGER COMPANY
                          CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)

                                                                              (unaudited)
                                                                       AUG. 2, 1997  FEB. 1, 1997
                                                                       ------------  ------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                              $     41,081  $    36,727

Merchandise inventories                                                     429,204      414,980

Other current assets                                                         45,478       66,637
                                                                       ------------- ------------

Total Current Assets                                                        515,763      518,344


PROPERTY, FURNITURE AND EQUIPMENT, net                                      423,889      461,752




COST IN EXCESS OF NET ASSETS ACQUIRED, net                                   51,225       52,066


LEASEHOLD ACQUISITION COSTS, net                                             45,762       46,876


OTHER ASSETS                                                                 22,566       26,065
                                                                       ------------- ------------

TOTAL ASSETS                                                           $  1,059,205  $ 1,105,103
                                                                       ============= ============

                                                                        (unaudited)
                                                                       AUG. 2, 1997  FEB. 1, 1997
                                                                       ------------- ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Revolving credit facility                                              $     87,208  $    84,814
Accounts payable and accrued expenses                                       224,102      220,296
Current portion of long-term debt and capital lease
  obligations                                                                 3,308        3,657
Store closing reserve                                                         3,870            -
                                                                       ------------- ------------

Total Current Liabilities                                                   318,488      308,767

LONG-TERM DEBT                                                              380,284      380,868
CAPITAL LEASE OBLIGATIONS                                                    12,763       13,610
DEFERRED RENT                                                                27,398       27,602

STOCKHOLDERS' EQUITY

Class A common stock, $.10 par value; authorized
50,000,000 shares; issued 32,851,639 and 32,608,139                           3,285        3,261

Class B common stock, $.10 par value, authorized
30,000,000 shares; issued 9,472,871 and 9,716,371                               947          971

Additional paid-in capital                                                  238,248      238,248

Retained earnings                                                            78,803      132,914

Unearned compensation                                                          (126)        (253)

Less treasury stock at cost, 97,265 Class A common
shares and 14,497 Class B common shares                                        (885)        (885)
                                                                       ------------- ------------

TOTAL STOCKHOLDERS' EQUITY                                                  320,272      374,256
                                                                       ------------- ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $  1,059,205  $ 1,105,103
                                                                       ============= ============


See notes to consolidated financial statements.